Pricing Supplement dated November 7, 2025
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H Equity Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 12, 2027

■    Linked to the lowest performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation (each referred to as an “Underlying Stock”)
■    Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest stock closing price on that calculation day as a percentage of its starting price
■    Contingent Coupon. The securities will pay a contingent coupon payment on a monthly basis until the earlier of stated maturity or automatic call if, and only if, the stock closing price of the lowest performing Underlying Stock on the calculation day for that month is greater than or equal to its coupon threshold price. If the stock closing price of the lowest performing Underlying Stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing Underlying Stock on that subsequent calculation day is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related monthly contingent coupon payment date. In addition, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive the unpaid contingent coupon payments in respect of those calculation days. If the stock closing price of the lowest performing Underlying Stock is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each Underlying Stock is equal to 50% of its starting price. The contingent coupon rate is 13.15% per annum
■    Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the monthly calculation days from May 2026 to October 2027, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments
■    Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will lose more than 50%, and possibly all, of the face amount of your securities. The downside threshold price for each Underlying Stock is equal to 50% of its starting price
■    If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Underlying Stock from its starting price if its stock closing price on the final calculation day is less than its downside threshold price, but you will not participate in any appreciation of any Underlying Stock and will not receive any dividends on any Underlying Stock
■    Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of a better performing Underlying Stock. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if another Underlying Stock performs favorably
■    All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
■    No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities were set on the pricing date was $925.00 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” beginning on page P-14 and “Estimated Value of the Securities” herein. The estimated value is less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-12 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$23.25	$976.75
Total	$1,514,000.00	$35,200.50	$1,478,799.50
(1)
The Agents will receive a commission of $23.25 (2.325%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $17.50 (1.75%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Terms of the Securities

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measures:
The common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.”

Pricing Date:	November 7, 2025.
Issue Date:	November 13, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment (with Memory Feature):
On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/12. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. In addition, if the stock closing price of the lowest performing Underlying Stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing Underlying Stock on that subsequent calculation day is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).
If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive the unpaid contingent coupon payments in respect of those calculation days.  If the stock closing price of the lowest performing Underlying Stock is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:
Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” is 13.15% per annum.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Automatic Call:
If the stock closing price of the lowest performing Underlying Stock on any of the calculation days from May 2026 to October 2027, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment, and any previously unpaid contingent coupons. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:
Monthly, on the 7th day of each calendar month, commencing December 2025 and ending November 2027, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to the calculation day scheduled to occur in November 2027 (November 8, 2027) as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date:	November 12, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if any). The “maturity payment amount” per security will equal:
•   if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price: $1,000; or
•   if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will lose more than 50%, and possibly all, of the face amount of your securities at stated maturity.
Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying Stock, but you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if the ending price of that Underlying Stock is less than its downside threshold price.

Lowest Performing Underlying Stock:	For any calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Underlying Stock on any calculation day, its stock closing price on such calculation day divided by its starting price (expressed as a percentage).
Stock Closing Price:
With respect to each Underlying Stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:
With respect to the common stock of Amazon.com, Inc.: $244.41, its stock closing price on the pricing date.
With respect to the Class A common stock of Alphabet Inc.: $278.83, its stock closing price on the pricing date.
With respect to the common stock of Meta Platforms, Inc.: $621.71, its stock closing price on the pricing date.
With respect to the common stock of NVIDIA Corporation: $188.15, its stock closing price on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Coupon Threshold Price:
With respect to the common stock of Amazon.com, Inc.: $122.205, which is equal to 50% of its starting price.
With respect to the Class A common stock of Alphabet Inc.: $139.415, which is equal to 50% of its starting price.
With respect to the common stock of Meta Platforms, Inc.: $310.855, which is equal to 50% of its starting price.
With respect to the common stock of NVIDIA Corporation: $94.075, which is equal to 50% of its starting price.

Downside Threshold Price:
With respect to the common stock of Amazon.com, Inc.: $122.205, which is equal to 50% of its starting price.
With respect to the Class A common stock of Alphabet Inc.: $139.415, which is equal to 50% of its starting price.
With respect to the common stock of Meta Platforms, Inc.: $310.855, which is equal to 50% of its starting price.
With respect to the common stock of NVIDIA Corporation: $94.075, which is equal to 50% of its starting price.

Market Disruption Events and Postponement Provisions:
Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Underlying Stocks with associated contingent coupon payments. If the securities are so treated, any contingent coupon payment paid on the securities would be treated as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purposes. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. An investment in the securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.

Canadian Tax Treatment:
Please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in section 18.4 of the Canadian Tax Act (as defined in the prospectus).

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC.
The Agents will receive a commission of $23.25 (2.325%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $17.50 (1.75%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115L2A5 / US89115L2A53

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm
•	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Estimated Value of the Securities
The final terms for the securities were determined on the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and are set forth in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating To Hedging Activities And Conflicts Of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■
seek an investment with contingent coupon payments at a rate of 13.15% per annum until the earlier of stated maturity or automatic call, if, and only if, the stock closing price of the lowest performing Underlying Stock on the applicable calculation day is greater than or equal to 50% of its starting price;

■
understand that if the ending price of the lowest performing Underlying Stock on the final calculation day has declined by more than 50% from its starting price, they will be fully exposed to the decline in the lowest performing Underlying Stock from its starting price and will lose more than 50%, and possibly all, of the face amount at stated maturity;

■	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;
■
understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day and that they will not benefit in any way from the performance of a better performing Underlying Stock;

■	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
■	understand and are willing to accept the full downside risks of each Underlying Stock;
■	are willing to forgo participation in any appreciation of any Underlying Stock and dividends on any Underlying Stock; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	require full payment of the face amount of the securities at stated maturity;
■	seek a security with a fixed term;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;
■	are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock on the final calculation day may decline by more than 50% from its starting price;
■	seek certainty of current income over the term of the securities;
■	seek exposure to the upside performance of any or each Underlying Stock;
■
seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

■	are unwilling to accept the risk of exposure to the Underlying Stocks;
■	are unwilling to accept the credit risk of the Bank; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the section titled “The Market Measures” below.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Determining Payment On A Contingent Coupon Payment Date and at Maturity
If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing Underlying Stock on the related calculation day.
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock with the lowest performance factor on that calculation day. The performance factor of an Underlying Stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).
Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if any) a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock with the lowest performance factor on the final calculation day. The performance factor of an Underlying Stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).
Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Hypothetical Payout Profile
The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if any) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity. The performance of a better performing Underlying Stock is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.
If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Underlying Stock from its starting price (expressed as a percentage of its starting price). The downside threshold price for each Underlying Stock is 50% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 50.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 50.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Underlying Stock on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.
Even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its downside threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating.
The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.
On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price. The coupon threshold price for each Underlying Stock is 50% of its starting price. If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. You will receive a previously unpaid contingent coupon payment on a subsequent contingent coupon payment date if and only if the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price. However, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive the unpaid contingent coupon payments in respect of those calculation days.  If the stock closing price of the lowest performing Underlying Stock is less than its coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.
The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If Another Underlying Stock Performs Favorably.
You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if another Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of an Underlying Stock could offset the poor performance of another. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.
Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Underlying Stock.
Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. Although it is necessary for each Underlying Stock to close above its respective coupon threshold price on the relevant calculation day in order for you to receive a contingent coupon payment and above its respective downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stock(s) would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.
It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of a better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.
You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock.
Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock.
Higher Contingent Coupon Rates Are Associated With Greater Risk.
The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying Stock, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the stock closing price of at least one Underlying Stock will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.
You Will Be Subject To Reinvestment Risk.
If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.
Each Calculation Day (Including The Final Calculation Day) And The Related Call Settlement Date (Including The Stated Maturity Date) Is Subject To Market Disruption Events And Postponements.
Each calculation day (including the final calculation day), and therefore the potential call settlement date and/or contingent coupon payment date (including the maturity date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the lowest performing Underlying Stock, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on each contingent coupon payment date, as well as the call settlement date or stated maturity date and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities is less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the principal amount irrespective of the price of the Underlying Stocks, and as a result, you may suffer substantial losses.
If The Price Of Any Underlying Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of any of the Underlying Stocks. Changes in the price of any Underlying Stocks generally or the lowest performing Underlying Stock specifically may not result in a comparable change in the market value of your securities. Even if the price of each Underlying Stock increases above its starting price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Underlying Stocks
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in any of the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on any Underlying Stock. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

•	Historical Prices Of The Underlying Stocks Should Not Be Taken As An Indication Of The Future Performance Of The Underlying Stocks During The Term Of The Securities.
•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.
•	We, The Agents And Our Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer.
•	We, The Agents And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.
•	You Have Limited Anti-Dilution Protection.
Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the further discussion above under “Terms of the Securities”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Hypothetical Returns
If the securities are automatically called:
If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment and any previously unpaid contingent coupon payments on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and any contingent coupon payment(s) received on the call settlement date.

If the securities are not automatically called:
If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if any). The performance factor of the lowest performing Underlying Stock on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Underlying Stock on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
49.00%	$490.00
25.00%	$250.00
0.00%	$0.00
The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day. The performance of a better performing Underlying Stock is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Hypothetical Contingent Coupon Payments
Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples reflect the contingent coupon rate of 13.15% per annum and assume the hypothetical starting price, coupon threshold price and stock closing prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and coupon threshold price for each Underlying Stock was determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #1 is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	The common stock of Amazon.com, Inc.	The Class A common stock of Alphabet Inc.	The common stock of Meta Platforms, Inc.	The common stock of NVIDIA Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on hypothetical calculation day #1:	$90.00	$95.00	$50.00	$85.00
Hypothetical coupon threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (stock closing price on calculation day #1 divided by starting price):	90.00%	95.00%	50.00%	85.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on hypothetical calculation day #1.
In this example, the common stock of Meta Platforms, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on hypothetical calculation day #1.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #1 is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $10.96 per security, determined as follows: (i) $1,000 multiplied by 13.15% per annum divided by (ii) 12, rounded to the nearest cent.
Example 2. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #2 is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.
	The common stock of Amazon.com, Inc.	The Class A common stock of Alphabet Inc.	The common stock of Meta Platforms, Inc.	The common stock of NVIDIA Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on hypothetical calculation day #2:	$45.00	$125.00	$105.00	$90.00
Hypothetical coupon threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (stock closing price on calculation day #2 divided by starting price):	45.00%	125.00%	105.00%	90.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on hypothetical calculation day #2.
In this example, the common stock of Amazon.com, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on hypothetical calculation day #2.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #2 is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

In addition, the securities would not be automatically called, even though the stock closing price of a better performing Underlying Stock on hypothetical calculation day#2 is greater than or equal to its starting price. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The performance of a better performing Underlying Stock is not relevant to your return on the securities.
Example 3. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #3 is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment and the previously unpaid contingent coupon payment.

	The common stock of Amazon.com, Inc.	The Class A common stock of Alphabet Inc.	The common stock of Meta Platforms, Inc.	The common stock of NVIDIA Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on hypothetical calculation day #3:	$115.00	$105.00	$130.00	$120.00
Hypothetical coupon threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (stock closing price on calculation day #3 divided by starting price):	115.00%	105.00%	130.00%	120.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on hypothetical calculation day #3.
In this example, the Class A common stock of Alphabet Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on hypothetical calculation day #3.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #3 is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment and the previously unpaid contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. Because no contingent coupon payment was received in connection with hypothetical calculation day #2, investors in the securities would also receive the previously unpaid contingent coupon payment on the call settlement date, for a total of $1,021.92 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Hypothetical Payment at Stated Maturity
Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price, coupon threshold price and downside threshold price for each Underlying Stock are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment and any previously unpaid contingent coupon payment(s):

	The common stock of Amazon.com, Inc.	The Class A common stock of Alphabet Inc.	The common stock of Meta Platforms, Inc.	The common stock of NVIDIA Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$135.00	$130.00	$125.00
Hypothetical coupon threshold price:	$50.00	$50.00	$50.00	$50.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	145.00%	135.00%	130.00%	125.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of NVIDIA Corporation has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date and any previously unpaid contingent coupon payment(s).
Example 2. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than or equal to its downside threshold price and its coupon threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment and any previously unpaid contingent coupon payment(s):
	The common stock of Amazon.com, Inc.	The Class A common stock of Alphabet Inc.	The common stock of Meta Platforms, Inc.	The common stock of NVIDIA Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$50.00	$115.00	$105.00	$110.00
Hypothetical coupon threshold price:	$50.00	$50.00	$50.00	$50.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	50.00%	115.00%	105.00%	110.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of Amazon.com, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price, but not by more than 50%, you would receive the face amount of your securities at maturity.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date and any previously unpaid contingent coupon payment(s).
Example 3. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price and its coupon threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment or any previously unpaid contingent coupon payment(s):
	The common stock of Amazon.com, Inc.	The Class A common stock of Alphabet Inc.	The common stock of Meta Platforms, Inc.	The common stock of NVIDIA Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$45.00	$90.00	$140.00
Hypothetical coupon threshold price:	$50.00	$50.00	$50.00	$50.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	120.00%	45.00%	90.00%	140.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the Class A common stock of Alphabet Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price by more than 50%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:
= $1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day
= $1,000 × 45.00%
= $450.00
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its coupon threshold price, you would not receive a final contingent coupon payment on the stated maturity date or any previously unpaid contingent coupon payment(s).
These examples illustrate that you will not participate in any appreciation of any Underlying Stock, but will be fully exposed to a decrease in the lowest performing Underlying Stock if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, even if the ending price of another Underlying Stock has appreciated or has not declined below its downside threshold price.
To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Information Regarding The Market Measures
Each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding each Underlying Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.
The graphs below set forth the information relating to the historical performance of the Underlying Stocks for the periods specified. We obtained the information regarding the historical performance of the Underlying Stocks in the graphs below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Underlying Stocks. You are urged to make your own investigation into the Underlying Stocks.

The common stock of Amazon.com, Inc.
According to publicly available information, Amazon.com, Inc. (“Amazon”) is an online retail company and producer of electronic devices and media content. Information filed by Amazon with the SEC can be located by reference to its SEC file number: 000-22513, or its CIK Code: 0001018724. Amazon’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMZN”.
Historical Information
We obtained the closing prices of the common stock of Amazon in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the common stock of Amazon for the period from January 1, 2020 to November 7, 2025. The closing price on November 7, 2025 was $244.41. The historical performance of the common stock of Amazon should not be taken as an indication of the future performance of the common stock of Amazon, and no assurance can be given as to the closing price of the common stock of Amazon on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of Amazon will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

The Class A common stock of Alphabet Inc.
According to publicly available information, Alphabet Inc. (“Alphabet”) is a parent holding company of Google Inc. that provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce and hardware products. Information filed by Alphabet with the SEC can be located by reference to its SEC file number: 001-37580, or its CIK Code: 0001652044. Alphabet’s Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol “GOOGL”.
Historical Information
We obtained the closing prices of the Class A common stock of Alphabet in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the Class A common stock of Alphabet for the period from January 1, 2020 to November 7, 2025. The closing price on November 7, 2025 was $278.83. The historical performance of the Class A common stock of Alphabet should not be taken as an indication of the future performance of the Class A common stock of Alphabet, and no assurance can be given as to the closing price of the Class A common stock of Alphabet on any day during the term of the securities. We cannot give you any assurance that the performance of the Class A common stock of Alphabet will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

The common stock of Meta Platforms, Inc.
According to publicly available information, Meta Platforms, Inc. (“Meta”) provides online and digital products for people to connect and share through mobile devices, personal computers and other devices. Information filed by Meta with the SEC can be located by reference to its SEC file number: 001-35551, or its CIK Code: 0001326801. Meta’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “META”.
Historical Information
We obtained the closing prices of the common stock of Meta in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the common stock of Meta for the period from January 1, 2020 to November 7, 2025. The closing price on November 7, 2025 was $621.71. The historical performance of the common stock of Meta should not be taken as an indication of the future performance of the common stock of Meta, and no assurance can be given as to the closing price of the common stock of Meta on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of Meta will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

The common stock of NVIDIA Corporation
According to publicly available information, NVIDIA Corporation (“NVIDIA”) is a visual computing company that designs and develops graphics processing units and artificial intelligence. Information filed by NVIDIA with the SEC can be located by reference to its SEC file number: 000-23985, or its CIK Code: 0001045810. NVIDIA’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “NVDA”.
Historical Information
We obtained the closing prices of the common stock of NVIDIA in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the common stock of NVIDIA for the period from January 1, 2020 to November 7, 2025. The closing price on November 7, 2025 was $188.15. The historical performance of the common stock of NVIDIA should not be taken as an indication of the future performance of the common stock of NVIDIA, and no assurance can be given as to the closing price of the common stock of NVIDIA on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of NVIDIA will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Underlying Stocks with associated contingent coupon payments. You further agree to include any associated contingent coupon payment that is paid by the Bank (including on the stated maturity date or call settlement date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid contingent coupon payments, which would be treated as ordinary income) and your tax basis in the securities. Such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent coupon payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.
The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
An investment in the securities is not appropriate for non-U.S. holders because such an investment may result in significant adverse tax consequences. In particular, persons having withholding responsibility in respect of the securities may withhold on any contingent coupon payment paid to you, generally at a rate of 30%, and to the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. This discussion does not otherwise address the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and
Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Amazon.com, Inc., the Class
A common stock of Alphabet Inc., the common stock of Meta Platforms, Inc. and the common stock of NVIDIA
Corporation due November 12, 2027

Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20,2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.